SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 18, 1997




                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)


    VIRGINIA                         0-2258                       52-0845861
(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


         999 WATERSIDE DRIVE
              SUITE 900
          NORFOLK, VIRGINIA                            23510
 (Address of principal executive                     (Zip Code)
             offices)


Registrant's telephone number, including area code (757) 365-3000


FORM 8-K                    DECEMBER 18, 1997                             PAGE 1

ITEM 5. OTHER EVENTS

         Smithfield Foods, Inc. (the "Company" or "Smithfield Foods") announced on December 18, 1997 that the Company has reached an agreement with the members of the Schneider Family who control approximately 74% of the voting shares of Schneider Corporation (Toronto:SCD.TO) on the terms of a proposed offer to purchase such shares which the family members have irrevocably agreed to accept.

         Under the proposed offer, Smithfield Foods will offer to acquire any and all Common Shares and Class A Shares of Schneider on the basis of .5415 of an exchangeable share of a newly incorporated, wholly-owned Canadian subsidiary of Smithfield Foods. Each whole exchangeable share may be exchanged for one share of common stock of Smithfield Foods. For purposes of establishing the exchange ratio, the parties have agreed on a value for the Schneider shares of Cdn. $25 per share and of U.S. $32.50 for each Smithfield Foods common share. The exchangeable shares will have voting, dividend and liquidation rights that are, as nearly as practicable, equivalent to those of the Smithfield Foods common stock. The exchange offer is intended to provide a tax-free rollover to Schneider's Canadian shareholders.

         The terms and conditions of the offer are to be set forth in a registration statement that will be filed promptly with the Securities and Exchange Commission. The exchange offer will commence after the registration statement is declared effective by the SEC. The exchange offer will be conditional upon, among other things, the receipt of all necessary governmental and regulatory approvals and consents and the absence of material adverse changes in Schneider Corporation.

         The foregoing is qualified entirely by reference to the Press Release of the Company issued on December 18, 1997, which is attached hereto as Exhibit
99.1 and is incorporated herein by reference.



FORM 8-K                    DECEMBER 18, 1997                             PAGE 2

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

   (c)    Exhibits.

         Exhibit 99.1 Smithfield Foods, Inc. Press Release issued on December 18, 1997.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           SMITHFIELD FOODS, INC.
                           (Registrant)

                           By: /s/ Aaron D. Trub
                              -----------------------------
                                  (Signature)

                                 Aaron D. Trub
                                 Vice President, Secretary and
                                    Treasurer



Dated:   December 23, 1997

FORM 8-K                    DECEMBER 18, 1997                             PAGE 3